EXECUTION COPY




                                   AMENDMENT NO. 1 (this "Agreement")
                              dated as of July 29, 1996, to that
                              certain Asset Purchase Agreement (the
                              "Asset Purchase Agreement") dated as of
                              January 23, 1996, between CINCINNATI
                              MILACRON INC., a Delaware corporation
                              (the "Purchaser"), and the other
                              Designated Purchasers (as defined
                              therein) set forth on the signature
                              pages thereto and THE FAIRCHILD
                              CORPORATION, a Delaware corporation (the
                              "Parent"), RHI HOLDINGS, INC., a
                              Delaware corporation ("RHI"), and the
                              Sellers (as defined therein) set forth
                              on the signature pages thereto. All
                              defined terms used herein but not
                              defined herein have the meanings set
                              forth in the Asset Purchase Agreement.


          WHEREAS the Purchaser, the Designated Purchasers, the
Parent, RHI, the Sellers and their respective successors have agreed to amend the Asset Purchase Agreement with respect to the Purchase Price paid for the Business.

          NOW, THEREFORE, the Purchaser, the Designated Purchasers, the Parent, RHI, the Sellers and their respective successors agree as follows:

          SECTION 1.01. Purchase Price. Section 2.04(a) of the Asset Purchase Agreement shall be amended to read as follows:

          "(a) In consideration of the sale, assignment, transfer, conveyance and delivery to the Designated Purchasers of the Acquired Assets, Purchaser (or any other Designated Purchaser) (i) on the Closing Date shall (A) pay to VSI Corporation (or any other Seller designated by Parent) Sixty-Two Million Three Hundred Thousand Dollars ($62,300,000) (the "Cash Payment") by wire transfer of immediately available funds to the account or accounts designated by Parent in a written notice received by Purchaser at least two business days prior to the Closing, and (B) deliver to VSI Corporation promissory notes (the "Promissory Notes") payable to VSI Corporation (or any other entity designated by Parent in a written notice received by Purchaser at least two business days prior to the Closing) in the form of, and containing the terms set forth in, Exhibits A, B and C hereto, consisting, respectively, of (x) a Promissory Note (the "Secured Note") in an aggregate



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principal amount of One Hundred Sixty-Six Million Dollars
($166,000,000), (y) a Promissory Note (the "Unsecured Note") in an aggregate principal amount of Four Million Three Hundred Thirty-One Thousand Dollars ($4,331,000) and (z) a Promissory Note in the aggregate principal amount of Eleven Million Seven Hundred Thousand Dollars ($11,700,000) (the "Belgian Note") and (ii) on July 29, 1996 shall pay to VSI Corporation (or any other entity designated by Parent) One Million Two Hundred Ninety-One Thousand Four Hundred Forty-Four and 06/100 Dollars ($1,291,444.06) (the "Additional Cash Payment") by wire transfer of immediately available funds to the account or accounts designated by Parent in a written notice received by Purchaser at least two business days prior to July 29, 1996; provided, however, that the Purchaser shall satisfy and discharge in full its obligation to pay the Additional Cash Payment on July 29, 1996 with a payment of $768,947.53, which represents the Additional Cash Payment less an amount equal to $522,496.53 that is owed by the Parent to the Purchaser pursuant to Section 2.04(c) in connection with the reimbursement of the Purchaser of certain letter of credit fees paid by the Purchaser on the Parent's behalf. The sum of the Cash Payment, the aggregate principal amount of the Promissory Notes and the Additional Cash Payment shall equal Two Hundred Forty-Five Million Six Hundred Twenty-Two Thousand Four Hundred Forty-Four and 06/100 Dollars ($245,622,444.06) (the "Purchase Price").

          SECTION 1.02. Purchase Price Adjustment. It is understood and agreed that the principal amount of the Unsecured Note has been adjusted from the amount of $5,376,555 to the amount of $4,331,000 in accordance with Section 2.05 of the Asset Purchase Agreement. It is further understood and agreed that, notwithstanding anything herein to the contrary, the aggregate interest payment due from the Purchaser on July 29, 1996 with respect to the Secured Note and the Unsecured Note shall be reduced by the aggregate amount of $656,193.20, which represents the amount by which the Purchaser overpaid the aggregate interest payment due with respect to the Secured Note and the Unsecured Note on April 29, 1996.

          SECTION 1.03. Representation and Warranties. (a) The Parent and Fairchild Holding Corp. each hereby represents and warrants to the Purchaser that (i) Fairchild Holding Corp. is the successor to the rights and obligations of VSI Corporation under the Asset Purchase Agreement and (ii) the Bill of Conveyance, General Assignment and Assumption Agreement, dated March 13, 1996, between



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VSI Corporation and Fairchild Holding Corp. is a legal, valid and binding agreement, enforceable against VSI Corporation and Fairchild Holding Corp. in accordance with its terms.

          (b) The Parent and Fairchild Convac GmbH each hereby represents and warrants to the Purchaser that Fairchild Convac GmbH is the entity formerly known as D-M-E Normalien GmbH.

          (c) The Parent and JJS Limited each hereby represents and warrants to the Purchaser that JJS Limited is the entity formerly known as D-M-E Europe (UK) Limited.

          SECTION 1.04. Acknowledgement. Each of the signatories hereto acknowledges and agrees that payment of the Purchase Price as contemplated by this Agreement will discharge and extinguish in full all obligations of the Purchaser and the Designated Purchasers with respect to the payment of the Purchase Price under the Asset Purchase Agreement.

          SECTION 1.05. Exhibits. Exhibits A and B to the Asset
Purchase Agreement shall be replaced in their entirety by Exhibits A and B, respectively, hereto.



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          IN WITNESS WHEREOF, the Purchaser, the Designated
Purchasers, the Parent, RHI, the Sellers and their respective successors have executed this Agreement by their duly authorized officers as of the date first written above.


                                  CINCINNATI MILACRON INC.,

                                      by
                                          /s/ Ronald D. Brown
                                        ------------------------------
                                        Name:   Ronald D. Brown
                                        Title:  Vice President-Finance


                                  D-M-E COMPANY,

                                      by
                                          /s/ Ronald D. Brown
                                        ------------------------------
                                        Name:   Ronald D. Brown
                                        Title:  Vice President


                                  D-M-E UK LIMITED, formerly known as
                                  CHARTRETAIL LIMITED,

                                      by
                                          /s/ Jerry R. Lirette
                                        ------------------------------
                                        Name:   Jerry R. Lirette
                                        Title:  Director


                                  D-M-E BELGIUM N.V.,

                                      by
                                          /s/ Jerry R. Lirette
                                        ------------------------------
                                        Name:   Jerry R. Lirette
                                        Title:  Director

                                      by
                                          /s/ Harold J. Faig
                                        ------------------------------
                                        Name:   Harold J. Faig
                                        Title:  Director


                                  DME NORMALIEN GMBH, formerly known as
                                  CINCINNATI MILACRON KUNSTOFFMASCHINEN
                                  VERTRIEBSUND SERVICE GMBH,

                                      by
                                          /s/ Jerry R. Lirette
                                        ------------------------------
                                        Name:   Jerry R. Lirette
                                        Title:  Managing Director


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                                  THE FAIRCHILD CORPORATION,

                                      by
                                          /s/ Donald E. Miller
                                        ------------------------------
                                        Name:   Donald E. Miller
                                        Title:  Senior Vice President
                                                and Secretary


                                  RHI HOLDINGS, INC.,

                                      by
                                          /s/ Donald E. Miller
                                        ------------------------------
                                        Name:   Donald E. Miller
                                        Title:  Vice President and
                                                Secretary


                                  VSI CORPORATION,

                                      by  FAIRCHILD HOLDING CORP.,
                                          as successor to VSI
                                          CORPORATION,

                                            by
                                                /s/ Donald E. Miller
                                              ------------------------
                                              Name:   Donald E. Miller
                                              Title:  Vice President and
                                                      Secretary


                                  FAIRCHILD CONVAC GMBH, formerly
                                  known as D-M-E NORMALIEN GMBH,

                                      by
                                          /s/ Robert D. Busey
                                        ------------------------------
                                        Name:   Robert D. Busey
                                        Title:  Geschaftsfurhrer


                                  JJS LIMITED, formerly known as
                                  D-M-E EUROPE (UK) LIMITED,

                                      by
                                          /s/ John L. Flynn
                                        ------------------------------
                                        Name:   John L. Flynn
                                        Title:  Director